UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

Grayscale® Stellar Lumens Trust (XLM)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56434	83-6545098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Stellar Lumens Trust (XLM) Shares	GXLM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2022, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Stellar Lumens Trust (XLM) (the “Trust”) entered into a distribution and marketing agreement (the “Distribution and Marketing Agreement”) with Grayscale Securities, LLC, a Delaware limited liability company, (“Grayscale Securities”) to assist the Sponsor in distributing the shares of the Trust (the “Shares”), developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, and executing the marketing plan for the Trust. As a result, effective October 3, 2022, Grayscale Securities is the distributor and marketer of the Shares. Grayscale Securities is a registered broker-dealer with the SEC and is a member of FINRA.

On October 3, 2022, the Sponsor entered into a participant agreement (the “Participant Agreement”) with Grayscale Securities, pursuant to which Grayscale Securities has agreed to act as an authorized participant of the Trust (in such capacity, the “Authorized Participant”). The Participant Agreement provides the procedures for the creation of Shares of the Trust through the Authorized Participant, which are substantially similar to the procedures for the creation of Shares set forth in the Trust’s existing participant agreement with Genesis Global Trading, Inc. (“Genesis”), except that the Authorized Participant may engage one or more service providers (any such service provider, a “Liquidity Provider”) to source Lumens on behalf of the Authorized Participant in connection with the creation of Shares. In addition to being a registered broker-dealer and entering into a Participant Agreement with the Sponsor, Grayscale Securities or its Liquidity Provider will own a XLM wallet address that is known to Coinbase Custody Trust Company, LLC, the custodian of the Trust, as belonging to the Authorized Participant or its Liquidity Provider. Effective October 3, 2022, Grayscale Securities is the only acting Authorized Participant of the Trust. Grayscale Securities has engaged Genesis as a Liquidity Provider.

Grayscale Securities is a wholly-owned subsidiary of the Sponsor and is an affiliate and related party of the Trust. While the Index Provider (as defined in Exhibit 99.1 to Amendment No. 3 to the Trust’s Registration Statement on the Form 10 filed with the SEC on September 23, 2022 (the “Information Statement”)) does not currently utilize data from over-the-counter markets or derivatives platforms, it may decide to include pricing and trading data from such markets or platforms in the future, which could include Grayscale Securities and/or Genesis. In addition, several employees of the Sponsor and the Sponsor’s parent company, Digital Currency Group Inc., are FINRA-registered representatives who will maintain their FINRA licenses through Grayscale Securities in the future.

The foregoing description is a summary, and does not purport to be a complete description, of each of the Distribution and Marketing Agreement or the Participant Agreement, and is qualified in its entirety by reference to the Distribution and Marketing Agreement, dated October 3, 2022, and the Participant Agreement, dated October 3, 2022, which are filed as Exhibit 4.1 and 10.1, respectively, hereto and are incorporated by reference herein. Capitalized terms used but not defined herein have the meanings set forth in the Information Statement.

Item 1.02. Termination of a Material Definitive Agreement.

On October 3, 2022, in connection with the entry into the Distribution and Marketing Agreement with Grayscale Securities, the Sponsor and Genesis agreed to terminate the distribution and marketing agreement, dated November 15, 2019, among the Sponsor, the Trust and Genesis, pursuant to which Genesis assisted the Sponsor in distributing the Shares. As a result, effective October 3, 2022, Genesis is no longer acting as the distributor and marketer of the Shares of the Trust.

On October 3, 2022, the Sponsor and Genesis agreed to terminate the participant agreement, dated January 11, 2019, among the Sponsor, the Trust and Genesis, which provided the procedures for the creation of Shares. As a result, effective October 3, 2022, Genesis is no longer acting as an Authorized Participant of the Trust but will continue to serve as a Liquidity Provider.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Participant Agreement, dated October 3, 2022, between the Sponsor and Grayscale Securities, LLC, as an Authorized Participant
10.1	Distribution and Marketing Agreement, dated October 3, 2022, between the Sponsor and Grayscale Securities, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Stellar Lumens Trust (XLM)

Date:	October 3, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer